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                       CONSENT OF BEARD MILLER COMPANY LLP


We hereby consent to the use in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-119565) of our report dated January 9, 2004, relating to the consolidated financial statements of Sussex Bancorp which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                           /s/ Beard Miller Company LLP


Allentown, Pennsylvania
November 15, 2004